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                                                                  EXHIBIT 4.7
                                                                  Execution Copy

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                            SECURITYHOLDERS AGREEMENT

                               BCO HOLDING COMPANY

                          Dated as of February 7, 2003

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                                Table of Contents

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                                                                                                      Page
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1.       Restrictions on Transfer of Securities..........................................................1
         1.1     Restriction on Transfers by the Hayfords................................................1
         1.2     Restriction on Transfers by the Management Securityholders..............................1
         1.3     Restrictions on Transfers by the Outside Investor.......................................2
         1.4     Permitted Pledges.......................................................................2
         1.5     Estate Planning Transfers; Transfers to Charities.......................................2

2.       Sale by Management Securityholders to the Company ("Put Rights")................................3
         2.1     Right to Sell...........................................................................3
         2.2     Notice..................................................................................3
         2.3     Payment.................................................................................4

3.       Right of the Company to Purchase from Management Securityholders ("Call Right").................4
         3.1     Right to Purchase.......................................................................4
         3.2     Notice..................................................................................5
         3.3     Payment................................................................................ 5

4.       Purchase Price..................................................................................6
         4.1     Appraisal...............................................................................6
         4.2     Fair Market Value...................................................................... 6
         4.3     Carrying Value..........................................................................7

5.       Prohibited Purchases............................................................................7

6.       Tag-Along and Drag-Along Rights.................................................................9
         6.1     Tag-Along Rights....................................................................... 9
         6.2     Drag-Along Rights......................................................................11

7.       Involuntary Transfers..........................................................................13

8.       Election of Directors..........................................................................13

9.       Company Affiliate Transactions.................................................................16

10.      Preemptive Rights..............................................................................16

11.      Certain Charter Amendments.....................................................................17

12.      Stock Certificate Legend.......................................................................17

13.      Covenants; Representations and Warranties......................................................18
         13.1    Management Securityholders.............................................................18
         13.2    No Other Arrangements or Agreements....................................................18

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                                Table of Contents
                                   (continued)

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         13.3    Additional Representations and Warranties..............................................19

14.      Amendment and Modification.....................................................................19

15.      Parties........................................................................................20
         15.1    Assignment by the Company..............................................................20
         15.2    Assignment Generally...................................................................20
         15.3    Termination............................................................................20
         15.4    Agreements to Be Bound.................................................................20
         15.5    The Hayfords...........................................................................21

16.      Recapitalizations, Exchanges, etc..............................................................21

17.      No Third Party Beneficiaries...................................................................21

18.      Further Assurances.............................................................................21

19.      Governing Law..................................................................................22

20.      Invalidity of Provision........................................................................22

21.      Waiver. .......................................................................................22

22.      Notices........................................................................................22

23.      Headings.......................................................................................24

24.      Counterparts...................................................................................24

25.      Fax Signatures.................................................................................24

26.      Entire Agreement...............................................................................25

27.      Injunctive Relief..............................................................................25

28.      Defined Terms..................................................................................25

                                       ii

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                            SECURITYHOLDERS AGREEMENT

                 SECURITYHOLDERS AGREEMENT, dated as of February 7, 2003, among BCO Holding Company, a Delaware corporation (the "Company"), Kelso Investment Associates VI, L.P., a Delaware limited partnership ("KIA VI"), KEP VI, LLC, a Delaware limited liability company ("KEP VI"; and, together with KIA VI, "Kelso"), Magnetite Asset Investors III L.L.C. (the "Outside Investor"), Warren
J. Hayford ("WJH"), Mary Lou Hayford ("MLH"; and together with WJH, the "Hayfords"), Jean-Pierre Ergas ("JPE"), Thomas N. Eagleson, Kevin C. Kern, Jeffrey M. O'Connell and Kenneth M. Roessler (collectively, the "Management Securityholders"; and together with the Hayfords, the "Non-Kelso Securityholders"). The Continuing Securityholders, together with the Outside Investor, are hereinafter referred to as the Non-Kelso Securityholders, and the Non-Kelso Securityholders, together with Kelso, are hereinafter referred to as the "Securityholders". Capitalized terms used herein without definition are defined in Section 27.

                 The parties hereto agree as follows:

                 1.      Restrictions on Transfer of Securities.

                 1.1 Restriction on Transfers by the Hayfords. No Securities now or hereafter owned by WJH or MLH or any permitted transferee of WJH or MLH pursuant to Section 1.5 and in compliance with Section 15.4 ("Hayford Securities"), nor any interest therein nor any rights relating thereto, may be Transferred, provided that, Hayford Securities may be Transferred (i) pursuant to Section 1.4 ("Permitted Pledges"), (ii) pursuant to Section 1.5 ("Estate Planning Transfers") or, in case of the death of either WJH or MLH, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iii) pursuant to Section 6.1 ("Tag-Along Rights"), (iv) pursuant to Section 6.2 ("Drag-Along Rights"), (v) in accordance with Section 7 ("Involuntary Transfers"), (vi) in connection with a registered offering pursuant to the Registration Rights Agreement, or (vii) at any time to any third party with the consent of Kelso, such consent not to be unreasonably withheld.

                 1.2 Restriction on Transfers by the Management Securityholders. No Securities now or hereafter owned by any Management Securityholder, nor any interest therein nor any rights relating thereto, may be Transferred, provided that, Securities held by any Management Securityholder may be Transferred (i) pursuant to Section 1.4 ("Permitted Pledges"), (ii) pursuant to Section 1.5 ("Estate Planning Transfers") or, in case of the death of such Management Securityholder, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iii) pursuant to Section 2 ("Put Rights"), (iv) pursuant to
Section 3 ("Call Right"), (v) pursuant to Section 6.1 ("Tag-Along Rights"), (vi) pursuant to Section 6.2

("Drag-Along Rights"), (vii) in accordance with Section 7 ("Involuntary Transfers") or (viii) in connection with a registered offering pursuant to the Registration Rights Agreement.

                 1.3 Restrictions on Transfers by the Outside Investor. No Securities now or hereafter owned by the Outside Investor, nor any interest therein nor any rights relating thereto, may be Transferred, provided that, Securities held by the Outside Investor may be Transferred (i) pursuant to
Section 6.1 ("Tag-Along Rights"), (ii) pursuant to Section 6.2 ("Drag-Along Rights), (iii) in accordance with Section 7 ("Involuntary Transfers"), (iv) in connection with a registered offering pursuant to the Registration Rights Agreement or (v) at any time to any third party with the prior written consent of Kelso in its sole discretion.

                 1.4 Permitted Pledges. A Continuing Securityholder may pledge any or all Securities now or hereafter owned by him, or her or grant a security interest therein to secure indebtedness of such Continuing Securityholder owing to a bank or other financial institution, in either case upon prior notice and provision of the pledge agreement and all other material documentation underlying such pledge to Kelso, provided, however, that any pledgee pursuant to this first sentence of Section 1.4 shall acquire only a security interest in such Securities entitling such pledgee to (i) the proceeds from any sale of such shares made in compliance with the terms of this Agreement and (ii) any proceeds of any distribution to Securityholders on account of the Securities in any liquidation as a result of any bankruptcy proceeding or the winding up of affairs of the Company, and in no event shall such pledgee be entitled to receive title to such shares or any other rights incident thereto other than those specified above. Notwithstanding the foregoing sentence, the Hayfords may, with Kelso's prior written consent, pledge any or all Hayford Securities in a manner permitting the pledgee to receive title to such shares or any other rights incident thereto. The pledge agreements or other related financing agreements of any Continuing Securityholder, including the Hayfords, shall be subject to and acknowledge the rights of the Company and the other Securityholders set forth herein and, in the case of Continuing Stockholders other than the Hayfords, shall acknowledge the restrictions imposed on the pledgee's security interest pursuant to the first sentence of this Section 1.4.

                 1.5 Estate Planning Transfers; Transfers to Charities. Securities held by any Continuing Securityholder may be Transferred for estate-planning purposes of such Continuing Securityholder, to (i) a trust under which the distribution of the Securities may be made only to beneficiaries who are such Continuing Securityholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (ii) a charitable remainder trust, the income from which will be paid to such Continuing Securityholder during his or her life, (iii) a corporation, the stockholders of which are only such Continuing Securityholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants or (iv) a partnership

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or limited liability company, the partners or members of which are only such
Continuing Securityholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, provided that, any Transfers pursuant to clause (ii) above shall be subject to Kelso's prior written consent, such consent not to be unreasonably withheld. Securities held by any Continuing Securityholder may be Transferred to any charitable institution or organization, subject to Kelso's prior written consent, such consent not to be unreasonably withheld.

                 2. Sale by Management Securityholders to the Company ("Put Rights").

                 2.1     Right to Sell. Subject to all subsections of this
Section 2 and to Section 5 ("Prohibited Purchases"), each of the Management Securityholders shall have the right to sell to the Company, and the Company shall have the obligation to purchase from each such Management Securityholder, all, but not less than all, of such Management Securityholder's Securities following the termination of employment of such Management Securityholder, at their Fair Market Value (as defined in Section 4.2(a)), if the employment of such Management Securityholder with the Company or any subsidiary that employs such individual (or by the Company on behalf of any such subsidiary) (a) is terminated without Cause or (b) terminates as a result of (i) the death or Disability of such Management Securityholder (ii) the resignation of such Management Securityholder for Good Reason or (iii) the termination of such Management Securityholder's employment with the Company or any Subsidiary upon or after reaching the age of 65 ("Retirement").

                 2.2 Notice. If any Management Securityholder desires to sell Securities pursuant to Section 2.1, he or she (or his or her estate, trust, corporation or partnership, as the case may be) shall notify the Company (a) not more than 180 days after a termination of employment as a result of the death or Disability of such Management Securityholder or (b) not more than 60 days after a termination of employment as a result of a termination without Cause, the resignation of such Management Securityholder for Good Reason or Retirement; provided that if the Securities desired to be sold after a termination of employment as described in clause (b) of this Section 2.2 are shares of Common Stock acquired at any time by such Management Securityholder pursuant to an exercise of any stock options granted to such Management Securityholder within six months prior to the date of termination of employment of such Management Securityholder (including, without limitation, after the termination of employment), then the notice required by this Section 2.2 shall be given to the Company not earlier than six months and one day nor later than eight months after the acquisition of such shares. Each such notice shall specify the number of Securities such Management Securityholder owns at the time notice is given. If the Company exercises its rights pursuant to the last sentence of Section 5 with respect to the Securities which are the subject of such notice, then the Management

                                        3

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Securityholder who has delivered such notice shall be entitled to revoke such notice, in whole or in part.

                 2.3     Payment.

                 (a) Subject to Section 5 ("Prohibited Purchases"), payment for any Securities sold by a Management Securityholder pursuant to Section 2.1 shall be made on the date that is 30 days (or the first business day thereafter if the 30th day is not a business day) following the date of the receipt by the Company of such Management Securityholder's notice with respect to such shares pursuant to Section 2.2; provided, however, that in the event the Appraisal (as defined in Section 4.1) is not completed by such 30th day, then within five business days of the completion of the Appraisal.

                 (b) Any payments based on Fair Market Value required to be made by the Company under this Section 2.3 shall accrue simple interest at a rate per annum of 6% from the date of termination of employment of the relevant Management Securityholder to the date the Company has paid in full for all of the Securities, provided that payments in respect of shares of Common Stock acquired at any time by such Management Securityholder pursuant to an exercise of any stock options granted to such Management Securityholder within six months prior to the date of termination of employment of such Management Securityholder (including, without limitation, after the termination of employment) shall bear interest from the date such Management Securityholder provides notice pursuant to Section 2.2. All payments of interest accrued hereunder shall be paid only at the date of payment by the Company for the Securities being purchased.

                 3. Right of the Company to Purchase from Management Securityholders ("Call Right").

                 3.1     Right to Purchase. Subject to all subsections of this
Section 3 and to Section 5 ("Prohibited Purchases"), the Company shall have the right to purchase from each Management Securityholder, and each such Management Securityholder shall have the obligation to sell to the Company, all, but not less than all, of such Management Securityholder's Securities:

                 (i) at the Fair Market Value of such Securities to be purchased if such Management Securityholder's employment with the Company and any subsidiary that employs such individual is terminated as a result of (A) the termination by the Company and any such subsidiary (or by the Company on behalf of any such subsidiary) of such employment without Cause, (B) the death or Disability of such Management Securityholder, (C) the resignation of such Management Securityholder for Good Reason or (D) the Retirement of such Management Securityholder;

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                 (ii)    at the lesser of the Fair Market Value and the Carrying
         Value of such Securities to be purchased if such Management Securityholder's employment with the Company and any subsidiary that employs such individual is terminated by the Company and any such subsidiary (or by the Company on behalf of any such subsidiary) for Cause; or

                 (iii) at the Fair Market Value or the Carrying Value of such Securities to be purchased, in the sole discretion of the Board (excluding such Management Securityholder and other members of the board who are designees of any Management Securityholders) if such Management Securityholder's employment with the Company and any subsidiary that employs such individual is terminated by the Company or such Management Securityholder for any reason other than as a result of an event described in either subparagraph (i) or (ii) of this Section 3.1, provided, however, that there shall be no obligation of a Management Securityholder to sell to the Company any Rollover Securities in the case of a termination of such Management Securityholder for any reason other than as a result of an event described in either subparagraph (i) or (ii) of this Section 3.1.

                 3.2 Notice. If the Company desires to purchase Securities from a Management Securityholder pursuant to Section 3.1, it shall notify such Management Securityholder (or his or her estate, trust, corporation or partnership, as the case may be) not more than 60 days after the termination of employment as a result of the event giving rise to the Company's right to acquire such Management Securityholder's Securities; provided that, with respect to the Company's purchase of shares of shares of Common Stock acquired at any time by such Management Securityholder pursuant to an exercise of any stock options granted to such Management Securityholder within six months prior to the date of termination of employment of such Management Securityholder (including, without limitation, after the termination of employment) in connection with any termination other than as a result of death, Disability or for Cause, the notice required by this Section 3.2 shall be given by the Company not earlier than six months and one day nor later than eight months after the acquisition of any such shares.

                 3.3     Payment.

                 (a) Subject to Section 5 ("Prohibited Purchases"), payment for any shares of Common Stock purchased by the Company pursuant to Section 3.1 shall be made on the date that is 30 days (or the first business day thereafter if the 30th day is not a business day) following the date of the receipt by a Management Securityholder of the Company's notice with respect to such shares pursuant to Section 3.2; provided, however, that in the event the Appraisal is not completed by such 30th day, then within five business days of the completion of the Appraisal.

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                 (b)     Any payments based on Fair Market Value required to be
made by the Company under this Section 3.3 shall accrue simple interest at a rate per annum of 6% on the amounts not paid from the date of termination of employment of the relevant Management Securityholder to the date the Company makes such payments, provided that payments in respect of the Company's purchase of shares of Common Stock acquired at any time by such Management Securityholder pursuant to an exercise of any stock options granted to such Management Securityholder within six months prior to the date of termination of employment of such Management Securityholder (including, without limitation, after the termination of employment) shall bear interest from the date such Management Securityholder is given notice with respect to such shares pursuant to Section
3.2. All payments of interest accrued hereunder shall be paid only at the date or dates of payment by the Company for the Securities (including Option Common Stock) being purchased.

                 4.      Purchase Price.

                 4.1 Appraisal. The Company shall engage, from time to time at the discretion of the Board, but not less often than within 90 days after every fiscal year, commencing with the fiscal year ending on September 28, 2003, an independent valuation consultant or appraiser of recognized national standing, reasonably satisfactory to Kelso (the "Appraiser"), to appraise the Fair Market Value of the Securities as of the last day of the calendar year then most recently ended or, at the request of the Company, as of any more recent date (the "Appraisal Date"), and to prepare and deliver a report to the Company describing the results of such appraisal (the "Appraisal"). In connection with sales by or purchases from any Management Securityholder pursuant to Sections 2 or 3 hereof, such Management Securityholders shall have the right to request an updated Appraisal if (i) such Management Securityholder owns, on a fully-diluted basis, Securities constituting 5% or more of the fully diluted capital stock of the Company and (ii) the most recent Appraisal obtained by the Company pursuant to the first sentence of this Section 4.1 is as of a date that precedes the date of such request by such Management Securityholder by at least 180 calendar days. The Company shall bear the fees and expenses of each Appraisal pursuant to this
Section 4.1.

                 4.2     Fair Market Value.

                 (a)     The "Fair Market Value" of any Security shall be:
(i) with respect to any share of Common Stock, (A) the fair market value of the entire Common Stock equity interest of the Company taken as a whole, without additional premiums for control or discounts for minority interests or restrictions on transfer, divided by (B) the number of outstanding shares of Common Stock, calculated on a fully-diluted basis, provided that the Appraiser shall be entitled to determine in its reasonable judgment the extent to which any stock options, the exercise price of which exceeds the Fair Market Value of the underlying shares of Common Stock, should be included in the calculation

                                        6

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of the number of fully diluted shares of Common Stock, and (ii) with respect to any Exchange Option, (A) the Fair Market Value of the underlying share of Common Stock determined pursuant to clause (i) of this Section 4.2(a), less (B) the exercise price of such Exchange Option.

                 (b) The Fair Market Value of any Security shall be calculated with reference to the most recent Appraisal and as of the most recent Appraisal Date prior to the termination of the relevant Management Securityholder's employment or the Involuntary Transfer, as the case may be, provided that if the relevant Management Securityholder or the Company gives notice in accordance with Section 2.2 or Section 3.2, respectively, concerning shares of Common Stock acquired at any time by such Management Securityholder pursuant to an exercise of any stock options granted to such Management Securityholder within six months prior to the date of termination of employment of such Management Securityholder (including, without limitation, after the termination of employment), the Fair Market Value of any share of Common Stock acquired at any time pursuant to an exercise of stock options with respect to which such notice was given shall be calculated with reference to the most recent Appraisal and as of the most recent Appraisal Date prior to the date of such notice (or as of the first Appraisal and the first Appraisal Date in the event that such termination or Involuntary Transfer occurs prior to September 28, 2003).

                 4.3 Carrying Value. For the purposes of this Agreement, the "Carrying Value" of: (a) any share of Common Stock being purchased by the Company shall be equal to the price paid by the selling Continuing Securityholder for any such share, less the amount of dividends and distributions paid in respect of such share; provided that the price of any share of Common Stock which was either acquired by MLH pursuant to her Exchange Agreement with the Company or acquired by another Continuing Securityholder pursuant to the exercise of Exchange Options shall be equal to $10.00, less the amount of dividends and distributions paid in respect of such share, and (b) any Exchange Option being purchased by the Company shall be equal to the excess of $10.00 over the exercise price for such Exchange Option.

                 5. Prohibited Purchases. Notwithstanding anything to the contrary herein, the Company shall not be obligated to purchase any Securities from a Management Securityholder hereunder to the extent (a) the Company is prohibited from purchasing such Securities by applicable law or by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof, which have been entered into or which may be entered into by the Company or any of its subsidiaries, including those to finance the acquisition of the Company on the date hereof, and any future acquisitions by the Company or recapitalizations of the Company (the "Financing Documents"), (b) an event of default has occurred (or, with notice or the lapse of time or both, would occur) under any Financing Document and is (or would be) continuing, (c) the purchase of such Securities

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

would, or in the view of the Board (excluding such Management Securityholder and other members of the Board who are designees of any Continuing Securityholder), would reasonably be likely to result in the occurrence of an event of default under any Financing Document or create a condition which would reasonably be likely to, with notice or lapse of time or both, result in such an event of default or (d) the purchase of such Securities would, in the reasonable view of the Board (excluding such Management Securityholder and other members of the Board who are designees of any Continuing Securityholder), be materially detrimental to the Company in view of the financial condition (present or projected) of the Company or any of its subsidiaries or the anticipated impact of the purchase of such Securities on the Company's or any of its subsidiaries' ability to meet their respective obligations under any Financing Document or otherwise. If Securities which the Company has the right or obligation to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the "Maximum Amount"), the Company shall purchase on such date only those Securities up to the Maximum Amount (if any) (and shall not be required to purchase more than the Maximum Amount) in such amounts as the Board shall in good faith determine, applying the following order of priority:

                 (a) First, the Securities of all Management Securityholders whose Securities are being purchased by the Company by reason of termination of employment due to death or Disability and, to the extent that the number of Securities that the Company is obligated to purchase from such Management Securityholders (but for this Section 5) exceeds the Maximum Amount, such Securities pro rata among such Management Securityholders on the basis of the total number of Securities held by each of such Management Securityholders that the Company is obligated or has the right to purchase, and,

                 (b) Second, to the extent that the Maximum Amount is in excess of the amount the Company purchases pursuant to clause (a) above, the Securities of all Management Securityholders whose Securities are being purchased by the Company by reason of termination of employment without Cause or due to Retirement or resignation for Good Reason up to the Maximum Amount (as reduced by shares described in clause (a) to be purchased) and, to the extent that the number of Securities that the Company is obligated to purchase from such Management Securityholders (but for this Section 5) exceeds the Maximum Amount (as reduced by shares described in clause (a) to be purchased), such Securities pro rata among such Management Securityholders on the basis of the total number of Securities held by each of such Management Securityholders that the Company is obligated or has the right to purchase, and

                 (c) Third, to the extent the Maximum Amount is in excess of the amounts the Company purchases pursuant to clauses (a) and (b) above, the shares of Common Stock of all other Management Securityholders whose Securities are being purchased by the Company up to the Maximum Amount (as reduced by shares described in clauses (a) and (b) to be purchased) and, to the extent that the number of Securities that the Company is obligated to purchase from such Management Securityholders (but for this Section 5) exceeds the Maximum Amount (as reduced by shares described in clauses (a) and (b) to be purchased), the Securities of such Management Securityholders in such order of priority and in such amounts as the Board (excluding such Management Securityholders and other members of the Board who are designees of any Continuing Securityholder) in its sole discretion shall in good faith determine to be appropriate under the circumstances.

                 Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due to any Management Securityholder under this Agreement by reason of this Section 5, the Company shall have the option to either (i) make such payment at the earliest practicable date permitted under this Section 5 and any such payment shall accrue simple interest (or if such payment is accruing interest at such time, shall continue to accrue interest) at a rate per annum of 6% from the date such payment is due and owing to the date such payment is made or (ii) pay the purchase price for such Securities with a subordinated note bearing interest at a rate of 6% per annum which is fully subordinated in right of payment and exercise of remedies to the lenders' rights under the Financing Documents, provided, that such subordinated note shall be paid off at the earliest practicable date permitted under this Section 5.

                 6.      Tag-Along and Drag-Along Rights.

                 6.1     Tag-Along Rights.

                 (a) In the event that at any time Kelso proposes to sell shares of Common Stock owned by it to any person or entity (a "Proposed Purchaser"), other than any Transfer (i) pursuant to a Registration or Rule 144 or (ii) to an Affiliate, and the shares proposed to be sold, together with all shares of Common Stock previously sold by Kelso, would represent more than 15% of the aggregate number of shares of Common Stock owned by Kelso immediately after the Closing, then Kelso will promptly provide each Non-Kelso Securityholder written notice (a "Sale Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of Sale Notice (the "Material Terms"), including the aggregate number of shares of Common Stock the Proposed Purchaser is willing to purchase. If within 30 days of the receipt of the Sale Notice, Kelso receives a written request (a "Sale Request") to include shares of Common Stock (i) held by one or more Non-Kelso Securityholders or (ii) to be acquired pursuant to the exercise of either Exchange Options or options (to the extent exercisable) granted to a Management Securityholder under the Stock Incentive Plan in the Proposed Sale, the Common Stock held or to be acquired by such Non-Kelso Securityholders shall be so included as provided therein; provided, however, that any Sale Request shall be irrevocable unless (x) there shall be a material adverse change in the Material Terms or

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

(y) otherwise mutually agreed to in writing by such Non-Kelso Securityholders and Kelso.

                 (b) The number of shares of Common Stock that any Non-Kelso Securityholder will be permitted to include in a Proposed Sale on a pro rata basis pursuant to a Sale Request is equal to the product of (i)(A) the number of shares of Common Stock held by such Non-Kelso Stockholder divided by (B) the number of shares held by all Securityholders participating in such Proposed Sale and (ii) the aggregate number of shares of Common Stock proposed to be sold in such Proposed Sale.

                 (c) Shares of Common Stock subject to a Sale Request (including any shares of Common Stock acquired pursuant to the exercise of Exchange Options that are subject to such Sale Request) will be included in a Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock which Kelso proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by Kelso and the Company in connection with the Proposed Sale), and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that (x) any representations and warranties relating specifically to any Securityholder shall only be made by that Securityholder and shall only be with respect to title, ownership, capacity to engage in the sale or similar matters; (y) any indemnification provided by the Securityholders shall be based on the number of shares of Common Stock being sold by each Securityholder in the Proposed Sale (including any shares of Common Stock acquired pursuant to the exercise of options) , either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser (the Securityholders' contributions to such escrow to be on a pro-rata basis in accordance with the number of shares of Common Stock (including shares acquired pursuant to the exercise of options) being sold by each Securityholder in such Proposed Sale), it being understood and agreed that any such indemnification obligation of a Securityholder shall in no event exceed the net proceeds of such Securityholder from such Proposed Sale, and (z) that the form of consideration to be received by Kelso or any of its Affiliates in connection with the Proposed Sale may be different from that received by the Non-Kelso Securityholders so long as the per share value of the consideration to be received by Kelso is the same or less than that to be received by the Non-Kelso Securityholders (as reasonably determined by the Board of Directors of the Company in good faith).

                 (d) Upon delivering a Sale Request, each Non-Kelso Securityholder will, if requested by Kelso, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to Kelso (a "Custody Agreement and Power of Attorney") with respect to the shares of the Common Stock which are to be included in the Proposed Sale pursuant to this
Section 6.1. The Custody Agreement and Power of

Attorney will provide that, subject to the inclusion of the terms and conditions set forth in Section 6.1(c) in an agreement regarding the Proposed Sale, each such Non-Kelso Securityholder will deliver to and deposit in custody with Kelso, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint Kelso as such Non-Kelso Securityholder's agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such Non-Kelso Securityholder with respect to the matters specified therein. Notwithstanding anything to the contrary in this Section 6.1(d), each Non-Kelso Stockholder shall have the right to review the agreement and other documentation relating to such Proposed Sale.

                 (e) Each Non-Kelso Securityholder agrees that he or she will execute such other agreements as Kelso may reasonably request in connection with the consummation of a Proposed Sale and Sale Request and the transactions contemplated thereby, including, without limitation, any purchase, recapitalization or merger agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.

                 (f) Each Non-Kelso Securityholder wishing to include shares of Common Stock that are acquirable pursuant to the exercise of Exchange Options in a Proposed Sale must include with such Non-Kelso Stockholder's Sale Request an irrevocable commitment to exercise such Exchange Options, subject only to closing of such Proposed Sale.

                 6.2     Drag-Along Rights.

                 (a) In the event that any time Kelso proposes to sell for cash shares of Common Stock owned by it to any Proposed Purchaser other than any Transfer (i) pursuant to a Registration or Rule 144, or (ii) to an Affiliate, and the shares proposed to be sold, together with all shares of Common Stock previously sold by Kelso would represent more than 85% of the aggregate number of shares of Common Stock owned by Kelso immediately after the Closing, then Kelso may provide each Non-Kelso Securityholder written notice (a "Drag-Along Notice") of such Proposed Sale and the Material Terms thereof not less than 25 business days prior to the proposed closing date of the Proposed Sale and each such Non-Kelso Securityholder hereby agrees to sell to such Proposed Purchaser that number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock then held or acquirable pursuant to the exercise of Exchange Options by such Non-Kelso Securityholder or of options (to the extent exercisable) granted to a Management Securityholder under the Stock Incentive Plan multiplied by (ii) the aggregate percentage of the Common Stock held by Kelso and its Affiliates that is represented by the Common Stock that Kelso and its Affiliates propose to sell in the Proposed Sale.

                 (b) Shares of Common Stock subject to a Drag-Along Notice (including any shares of Common Stock acquired pursuant to the exercise of options that are subject to such Drag-Along Notice) will be included in the Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock which Kelso and its Affiliates propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by Kelso and the Company in connection with the Proposed Sale) and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications, provided, however, that (x) any representations and warranties relating specifically to any Securityholder shall only be made by that Securityholder and shall only be with respect to title, ownership, capacity to engage in the sale or similar matters; (y) any indemnification provided by the Securityholders shall be based on the number of shares of Common Stock being sold by each Securityholder in the Proposed Sale either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser (the Securityholders' contributions to such escrow to be on a pro-rata basis in accordance with the number of shares of Common Stock (including shares acquired pursuant to the exercise of options) being sold by each Securityholder in such Proposed Sale), it being understood and agreed that any such indemnification obligation of a Securityholder shall in no event exceed the net proceeds of such Securityholder from such Proposed Sale and (z) the form of consideration to be received by Kelso or any of its Affiliates in connection with the Proposed Sale may be different from that received by the Non-Kelso Securityholders (including, but not limited to, non-cash consideration) so long as the per share value of the consideration to be received by Kelso or any of its Affiliates is the same or less than that to be received by the Non-Kelso Securityholders (as reasonably determined by the Board of Directors of the Company in good faith) and the Non-Kelso Securityholders receive cash. No Non-Kelso Securityholders shall exercise any dissenter's rights with respect to the consummation of any such Proposed Sale pursuant to this Section 6.2.

                 (c) Each Non-Kelso Securityholder will, if requested by Kelso, execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to Kelso with respect to the shares of Common Stock which are to be included in the Proposed Sale pursuant to this Section 6.2. The Custody Agreement and Power of Attorney will provide that, subject to the inclusion of the terms and conditions set forth in Section 6.2(b) in an agreement regarding the Proposed Sale, each such Non-Kelso Securityholder will deliver to and deposit in custody with Kelso, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly endorsed stock powers in blank) and irrevocably appoint Kelso as such Non-Kelso Securityholder's agent and attorney-in-fact with full power and attorney to act under a custody agreement and power of attorney on behalf of such Non-Kelso Securityholder with respect to the matters specified therein. Notwithstanding anything to the contrary in this Section 6.2(c), each Non-Kelso Stockholder shall have the right to review the agreement and other documentation relating to such Proposed Sale.

                 (d) Each Non-Kelso Securityholder agrees that he or she will execute such other agreements as Kelso may reasonably request in connection with the consummation of a Proposed Sale and Drag-Along Notice and the transactions contemplated thereby, including, without limitation, any purchase, merger or recapitalization agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.

                 (e) Each Non-Kelso Securityholder holding shares of Common Stock that are acquirable pursuant to the exercise of Exchange Options and that are to be included in a Proposed Sale pursuant to a Drag-Along Notice agrees to provide to Kelso, upon delivery of the Drag-Along Notice, an irrevocable commitment to exercise such Exchange Options, subject only to closing of such Proposed Sale.

                 7. Involuntary Transfers. Any transfer of title or beneficial ownership of Securities upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Securityholder (each, an "Involuntary Transfer") shall be void unless the Securityholder complies with this Section 7 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Securities pursuant to this Section 7 and the person or entity to whom such Securities have been Transferred (the "Involuntary Transferee") shall have the obligation to sell such Securities in accordance with this Section 7. Upon the Involuntary Transfer of any Securities, such Securityholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice (the "Notice") to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the Notice, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Securities acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value of such Securities and (ii) the Carrying Value of such Securities; provided that the excess, if any, of the purchase price so determined over the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer shall be paid directly to the Securityholder and not to the Involuntary Transferee.

                 8.      Election of Directors.

                 (a) Each Securityholder shall vote all of its shares of Common Stock and any other voting securities of the Company over which such Securityholder has voting control and shall take all other necessary or desirable actions within such Securityholder's control (whether in such Securityholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company's certificate of incorporation or by-laws), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board, stockholder meetings and approval of amendments and/or restatements of the Company's certificate of incorporation or by-laws), so that:

                 (i) the authorized number of directors on the Board shall be established by Kelso;

                 (ii) WJH, or a Hayford Family Member, or, with the consent of Kelso, such consent not to be unreasonably withheld, a non-Hayford Family Member (each of these persons, an "Eligible Hayford Director"), which will be designated by the Hayfords, shall be elected to the Board; provided that, if the authorized number of directors on the Board is eleven or more, two Eligible Hayford Directors, which will be designated by the Hayfords, shall be elected to the Board;

                 (iii) for so long as JPE continues to serve as Chief Executive Officer or Chairman of BWAY Corporation, JPE shall be elected to the Board, and, if JPE becomes unable to serve as Chief Executive Officer and Chairman of BWAY Corporation, an Ergas Family Member or, with Kelso's consent, such consent not to be unreasonably withheld, a non-Ergas Family Member (each of these persons, an "Eligible Ergas Director"), in either case, as designated by JPE, or, in the event of his death or incapacity, by a majority in interest of the Ergas Family Members shall be elected to the Board; provided that such Eligible Ergas Director shall be removed from the Board upon the Transfer of any Securities now or hereafter owned by any Ergas Family Member;

                 (iv) the remainder of the directors, which will be designated by Kelso, shall be elected to the Board;

                 (v) the removal from the Board (with or without cause) of any representative designated pursuant hereto by Kelso or the Hayfords shall be at the written request of Kelso or the Hayfords, respectively, but only upon such written request and under no other circumstances;

                 (vi) in the event that any representative designated pursuant hereto by Kelso or the Hayfords for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by Kelso or the Hayfords, as the case may be; and

                 (vii) the Compensation Committee of the Board shall be comprised of JPE, for so long as he is Chief Executive Officer of BWAY Corporation, and two Kelso directors.

                 (b) If either Kelso or the Hayfords fail to designate a representative to fill a directorship pursuant to the terms of this Section 8, the election of a person to such directorship shall be accomplished in accordance with the Company's by-laws and applicable law.

                 (c) WJH or a designated Hayford Family Member who is a member of the Board shall receive an annual director's fee of $100,000, for so long as WJH or a Hayford Family Member is a member of the Board; provided that in no event shall the Company be required to pay more than $100,000 for any one-year period pursuant to this Section 8(c).

                 (d) Any non-Hayford Family Member designated pursuant to clause (ii) of Section 8(a) shall be entitled to receive the same director's fee being paid to other outside directors of the Board.

                 (e) The Company shall reimburse each director in accordance with the Company's policies for the reasonable out-of-pocket expenses incurred by him or her in connection with his or her attendance at Board meetings.

                 (f) In order to secure each Non-Kelso Securityholder's obligation to vote its shares of Common Stock and other voting securities of the Company in accordance with the provisions of Section 8 hereof, each Non-Kelso Securityholder hereby appoints Kelso as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Non-Kelso Securityholder's shares of Common Stock and other voting securities of the Company for the election and removal of directors and all such other matters as expressly provided for in this Section 8. Kelso may exercise the irrevocable proxy granted to it hereunder at any time any Non-Kelso Securityholder fails to comply with the provisions of this Section 8. The proxies and powers granted by each Non-Kelso Securityholder pursuant to this paragraph (e) are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until the termination of this Agreement and will survive the death, incompetency and disability of each Non-Kelso Securityholder and the holders of each of his or her respective shares of Common Stock. It is understood and agreed that Kelso will not use such irrevocable proxy unless the Non-Kelso Securityholder fails to comply with this
Section 8 and that, to the extent Kelso uses such irrevocable proxy, it will only vote such shares of Common Stock and other voting securities with respect to the matters specified in, and in accordance with the provisions of, this
Section 8.

                 9. Company Affiliate Transactions. The Company will not engage in a Company Affiliate Transaction unless:

                 (a)     WJH consents to such transaction; or

                 (b) in the event that WJH is no longer a member of the Board, if a Hayford Family Member who is a member of the Board consents to such transaction; or

                 (c) in the event that neither WJH nor a Hayford Family Member is a member of the Board, the disinterested members of the Board consent to such transaction;

provided that this Section 9 shall not apply to any transactions contemplated by this Agreement, the Merger Agreement, the Registration Rights Agreement or the Financial Advisory Agreement, dated as of the date hereof, by and between Kelso and the Company, including, without limitation, the Company's payment of any fees to Kelso pursuant thereto, and provided, further, that this Section 9 shall apply to any transactions contemplated by any amendments to any of the agreements referenced in the foregoing proviso.

                 10. Preemptive Rights. In the event that the Company proposes a New Issue, each of the Continuing Securityholders (provided that in the case of any Continuing Securityholder other than the Hayfords and JPE, such Continuing Securityholder is employed by the Company at such time; each such Continuing Securityholder, a "Preemptive Rights Holder") shall have the right, exercisable for a 20-day period after the Company has given notice to such Preemptive Rights Holder of such proposed New Issue, to purchase, on the same terms and conditions as those of the proposed New Issue (including, without limitation, as to price) a proportion of such shares of the New Issue equal to such Preemptive Rights Holder's percentage ownership on a fully-diluted basis of Securities, using the treasury method, as of a record date to be set by the Board not more than 30 days prior to the date of such New Issue. Such notice shall state the number of shares of the New Issue to be offered to each Preemptive Rights Holder, the aggregate consideration to be paid for such shares by each Preemptive Rights Holder and the proposed date, time and location of the closing of such purchase (which shall not be earlier than 21 days or later than 120 days after the date of such notice). At the closing of each such additional purchase, the Company shall issue and deliver to each Preemptive Rights Holder stock certificates representing that number of fully paid and nonassessable shares of the New Issue (or executed agreements representing equity securities other than shares) that each such Preemptive Rights Holder has agreed to purchase pursuant to this Section 10 and each such Preemptive Rights Holder shall pay to the Company by wire transfer of immediately available funds the aggregate consideration for such equity securities. Notwithstanding the foregoing or anything in this Section 10 to the contrary, the Company shall not be required to sell any shares of the New Issue to a Continuing

Stockholder that is not an "accredited investor", as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

                 11. Certain Charter Amendments. Any proposed amendment to the Company's Certificate of Incorporation that would adversely affect the Continuing Securityholders as a group must be approved by the affirmative vote of a majority of the voting power of all issued and outstanding Common Stock owned by such Continuing Securityholders or, to the extent (and only to the extent) any particular Continuing Securityholder would be uniquely and adversely affected by a proposed amendment to the Company's Certificate of Incorporation, by such Continuing Securityholder; provided that the following actions shall not be deemed to adversely affect the Continuing Securityholders: (i) the Company's issuance of Common Stock or any other equity securities to Kelso or (ii) the Company's issuance of Common Stock or any other equity securities to any new or existing investors with rights that are pari passu with or junior to those granted to the Continuing Securityholders.

                 12. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Securityholders shall bear upon its face the following legends, as appropriate:

                 (a) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE SECURITYHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE SECURITYHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF FEBRUARY 7, 2003 (THE "SECURITYHOLDERS AGREEMENT")."

                 (b) THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN

                         THE SECURITYHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states.

                 All Securityholders shall be bound by the requirements of such legends. Upon a Registration of any shares of Common Stock or, if any shares of Common Stock of any Securityholder can be sold pursuant to Rule 144(k) under the Securities Act, the certificate representing the registered shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by clauses (a) and (b) of this Section 12.

                 13.     Covenants; Representations and Warranties.

                 13.1 Management Securityholders. Each of the Securityholders hereby agrees that any employee of the Company or any of its subsidiaries who after the date of this Agreement is offered shares of any class of Common Stock or holds stock options exercisable into shares of Common Stock may, as a condition precedent to the acquisition of such shares of Common Stock or the exercise of such stock options, as the case may be, (a) become a party to this Agreement by executing a signature page to the same and (b) if such employee is a resident of a state with a community or marital property system, cause his or her spouse to execute a Spousal Waiver in the form of Exhibit A attached hereto, and deliver such executed signature page to this Agreement and Spousal Waiver, if applicable, to the Company at its address specified in Section 22 hereof. Upon such execution and delivery, such employee shall be a Management Securityholder and, with Kelso's consent, a Continuing Securityholder for all purposes of this Agreement and the Company may amend this Agreement accordingly.

                 13.2 No Other Arrangements or Agreements. Each Securityholder hereby represents and warrants to the Company and to each other Securityholder that, except for this Agreement, the Merger Agreement, the Registration Rights Agreement, the applicable Exchange Agreements, if any, with the Company and in the case of any affected Management Securityholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Securityholder, he or she has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to any Securities, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition of Securities or any interest therein or the voting of shares of Common Stock (whether or not such agreements and arrangements are with the Company or any of its subsidiaries, or other Securityholder) and each Non-Kelso Securityholder agrees that, except as expressly permitted under this Agreement, he or she will not enter into any such other arrangements or agreements.

                 13.3 Additional Representations and Warranties. Each Securityholder represents and warrants to the Company and each other Securityholder that:

                 (a) such Securityholder has the power, authority and capacity (or, in the case of any Securityholder that is a limited liability company or limited partnership, all corporate limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

                 (b) in the case of a Securityholder that is a limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Securityholder has been duly and validly authorized and approved by all necessary limited liability company or limited partnership action, as the case may be;

                 (c) this Agreement has been duly and validly executed and delivered by such Securityholder and constitutes a valid and legally binding obligation of such Securityholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity; and

                 (d) the execution, delivery and performance of this Agreement by such Securityholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Securityholder is a party or by which such Securityholder is bound or (ii) in the case of a Securityholder that is a limited liability company or limited partnership, the certificate of formation and the limited liability company agreement, or the certificate of limited partnership and the limited partnership agreement, as the case may be.

                 14. Amendment and Modification. Except as otherwise provided in Section 13.1, this Agreement may be amended, modified or supplemented by the Company only with the written consent of Kelso, the Hayfords and JPE, and (i) to the extent (and only to the extent) any particular Securityholder would be uniquely and adversely affected by such amendment, modification or supplement, by such Securityholder or (ii) a majority (by number of shares) of any other Securityholders whose interests as a group would be adversely affected by such amendment, modification or supplement; provided that the Company and the Hayfords may amend Section 8(c) without the consent of any other party hereto except Kelso. The Company shall notify all Securityholders promptly after any such amendment, modification or supplement shall have taken effect.

                 15.     Parties.

                 15.1 Assignment by the Company. The Company shall have the right to assign to Kelso all or any portion of its rights and obligations under Sections 2, 3 and 7, provided that any such assignment or assumption is accepted by Kelso. If the Company has not exercised its right to purchase Securities pursuant to any such Section within 15 days of receipt by the Company of the letter, notice or other occurrence giving rise to such right, then Kelso shall have the right to require the Company to assign such right. Kelso shall have the right to assign to one or more of its Affiliates all or any of its rights to purchase Securities pursuant to this Section 15.1.

                 15.2 Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that neither the Company nor any Non-Kelso Securityholder may assign any of its rights or obligations hereunder without the consent of Kelso unless, in the case of a Non-Kelso Securityholder, such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 15.4, and further provided that the board designation rights set forth in Section 8, the veto rights set forth in Section 9 and the preemptive rights set forth in Section 10 are not assignable without the consent of Kelso in its sole discretion.

                 15.3 Termination. Any Securityholder who ceases to own Securities or any interest therein, shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, provided, however, that a Transfer of Securities not explicitly permitted under this Agreement shall not relieve a Non-Kelso Securityholder of any of his or her obligations hereunder. Sections 1, 2, 3, 4, 6.1, 6.2, 7 and 8 shall terminate on an IPO. This entire Agreement shall terminate on a sale of Common Stock by Kelso to a Third Party Investor, whether in a stock sale transaction, merger or otherwise, (i) following which sale a majority of the issued and outstanding shares of the Common Stock are owned by Third Party Investors and (ii) in which sale the Non-Kelso Securityholders have been afforded a right to participate pursuant to Section 6.1, whether or not the Non-Kelso Securityholders in fact exercise such right.

                 15.4 Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of Securities by a Non-Kelso Securityholder (other than pursuant to (i) a Registration, (ii) Rule 144(k) under the Securities Act or (iii) Sections 2 or 3) shall be permitted under the terms of this Agreement only if the transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company, and in the case of a transferee of a Management Securityholder who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the transferor of such transferee, including, without limitation, if such transferor was a Management Securityholder, the provisions of Sections 2 and 3 (which shall continue to apply as though such transferor were still the holder of such shares).

                 15.5 The Hayfords. Any rights exercisable by the Hayfords under this Agreement shall be exercisable solely by the Hayfords acting together; provided that notwithstanding the foregoing or anything in this agreement to the contrary, MLH hereby delegates to WJH the authority to exercise any of her rights hereunder and the parties hereto agree and acknowledge that the Company shall be entitled to deal exclusively with WJH and to rely on the consent, waiver or other action of WJH as the consent, waiver or other action of the Hayfords, and MLH hereby appoints WJH as her true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of MLH's shares of Common Stock and other voting securities of the Company with respect to all such matters expressly provided for in this Agreement. The proxy and power granted by MLH pursuant to this Section 15.5 is coupled with an interest and given to secure the performance of the obligations under this Agreement. Such proxy and power will be irrevocable until the termination of this Agreement and will survive the death, incompetency and disability of MLH.

                 16. Recapitalizations, Exchanges, etc. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock, (b) the Exchange Options and (c) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.

                 17. No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

                 18. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further reasonable acts and things and shall execute and deliver all such other reasonable agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                 19. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

                 20. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                 21. Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

                 22. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                 (i)     If to the Company, to:

                         BWAY Corporation
                         8607 Roberts Drive, Suite 250
                         Atlanta, Georgia 30350-2230
                         Attention: Jean-Pierre Ergas or Kevin Kern
                         Telephone: (770) 645-4800
                         Facsimile: (770) 587-0186

                         with a copy (which shall not constitute notice) to Kelso at its address set forth below.

                 (ii) If to a Management Securityholder, to his or her attention at:

                         c/o BWAY Corporation
                         8607 Roberts Drive, Suite 250
                         Atlanta, Georgia 30350-2230

                         Telephone: (770) 645-4800
                         Facsimile: (770) 587-0186

                         with a copy (which shall not constitute notice) to:

                         Kirkland & Ellis
                         Aon Center
                         200 East Randolph Drive
                         Chicago, Illinois  60601
                         Attention: William S. Kirsch, P.C. or James S. Rowe,
                         Esq.
                         Telephone: (312) 861-2288
                         Facsimile: (312) 861-2200

                 (iii)   If to the Hayfords, to their attention at:

                         1500 N. Sheridan Road, Suite 10E (Summer Home) Wilmette, Illinois 60091
                         Facsimile: (847) 853-8108
                         7341 S.E. Golfhouse Drive (Winter Home)
                         Hobe Sound, Florida  33455
                         Facsimile: (561) 546-3777

                         with a copy (which shall not constitute notice) to:

                         Kirkland & Ellis
                         Aon Center
                         200 East Randolph Drive
                         Chicago, Illinois  60601
                         Attention: William S. Kirsch, P.C. or James S. Rowe,
                         Esq.
                         Telephone: (312) 861-2288
                         Facsimile: (312) 861-2200

                 (iv) If to any Continuing Securityholder who is not a Management Securityholder, to his or her attention at the last address of record for such Continuing Securityholder in the books and records of the Company.

                 (v)     If to the Outside Investor, to:

                         Magnetite Asset Investors III L.L.C.
                         c/o BlackRock Financial Management, Inc.
                         345 Park Avenue, 29th Floor
                         New York, NY 10154
                         Attention: Frank Gordon

                         Telephone: (212) 754-5316
                         Facsimile: (212) 754-8756

                 (vi)    If to Kelso, to:

                         Kelso & Company
                         320 Park Avenue
                         24th Floor
                         New York, NY  10022
                         Attention: James J. Connors II
                         Telephone: (212) 751-3939
                         Facsimile: (212) 223-2379

                         with a copy (which shall not constitute notice) to:

                         Debevoise & Plimpton
                         919 Third Avenue
                         New York, NY  10022
                         Attention: Margaret A. Davenport
                         Telephone: (212) 909-6000
                         Facsimile: (212) 223-2379

All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

                 23. Headings. The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

                 24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 25. Fax Signatures. Each of the parties hereto (i) has agreed to permit the use, from time to time and where appropriate, of faxed signatures in order to expedite the Closing, (ii) intends to be bound by its respective faxed signature, (iii) is aware that the other parties hereto will rely on the faxed signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax.

                 26. Entire Agreement. This Agreement, the Merger Agreement, the Registration Rights Agreement, the applicable Exchange Agreements, if any, with the Company and, in the case of any affected Management Securityholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Securityholder, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the Securities, other than those expressly set forth or referred to herein, in the Registration Rights Agreement, the applicable Exchange Agreements, if any, with the Company and, in the case of any affected Management Securityholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Securityholder.

                 27. Injunctive Relief. The Securities cannot readily be purchased or sold in the open in the market, and for that reason, among others, the Company and the Securityholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Securityholder may have. Each Securityholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Securityholder hereby consents to service of process made in accordance with Section 22.

                 28. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                 Affiliate: Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by,or is under common control with, the Person specified.

                 Board:  the board of directors of the Company.

                 Cause: the meaning as set forth in the employment agreement between the Company and such Management Securityholder, or, if such Management Securityholder is not a party to an employment agreement, a termination of such Management Securityholder's employment by the Company or any Subsidiary (or by the Company on behalf of any such Subsidiary) due to (i) the refusal or neglect of the Management

Securityholder to perform substantially his or her employment-related duties, which refusal or neglect has not been cured within 20 calendar days after a written demand (communicated in accordance with Section 22 hereof) for substantial performance is delivered to such Management Securityholder, (ii) the Management Securityholder's willful misconduct or breach of fiduciary duty,
(iii) the Management Securityholder's conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Management Securityholder to perform his or her employment related duties or to represent the Company or any Subsidiary) or (iv) the material breach by the Management Securityholder of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary if, in the case of a covenant, agreement or written policy not to compete or interfere with the Company or any Subsidiary, such material breach has not been cured within 20 calendar days after a written demand (communicated in accordance with Section 22 hereof) for substantial performance of such covenant or agreement is delivered to such Management Securityholder.

                 Closing:  the closing of the Merger Agreement.

                 Common Stock: the Common Stock of the Company, par value $.01 per share.

                 Company Affiliate Transaction: Any agreement, contract or transaction, to or by which the Company or any Subsidiary, on the one hand, and any "controlling person" of the Company (within the meaning of Section 20 of the Exchange Act and including, without limitation, Kelso and its Affiliates), on the other hand, are parties or are otherwise bound.

                 Disability: With respect to a Management Securityholder, the term "Disability" shall have the meaning set forth in the employment agreement between the Company and such Management Securityholder, or, if such Management Securityholder is not a party to an employment agreement, the termination of the employment of any Management Securityholder by the Company or any Subsidiary (or by the Company on behalf of any such Subsidiary) as a result of such Management Securityholder's incapacity due to reasonably documented physical or mental illness that shall have prevented such Management Securityholder from performing his or her duties for the Company on a full-time basis for more than six months and within 30 days after written notice of termination has been given to such him or her, such Management Securityholder shall not have returned to the full time performance of his or her duties.

The date of termination in the case of a termination due to "Disability" shall be deemed to be the last day of the aforementioned 30-day period.

                 Ergas Family Member: JPE, his wife or the lineal descendants of JPE and his wife.

                 Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

                 Exchange Agreement: the Exchange Agreements, each dated as of September 30, 2002, between the Company and each of the Continuing Stockholders, as the same may be amended from time to time.

                 Exchange Options: any options to purchase shares of Common Stock that were acquired by a Continuing Securityholder pursuant to an Exchange Agreement.

                 Good Reason: the meaning as set forth in the employment agreement between the Company and such Management Securityholder (which, with regard to JPE, is set forth in Section 4(e) of the JPE Employment Agreement), or, if such Management Securityholder is not a party to an employment agreement, a termination of a Management Securityholder's employment with the Company and any subsidiary that employs such individual shall be for "Good Reason" if such Management Securityholder voluntarily terminates his employment with the Company and any such subsidiary as a result of either of the following:

                 (i) without the Management Securityholder's prior written consent, a significant reduction by the Company or any such subsidiary of his or her current salary, other than any such reduction which is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Management Securityholder is a member proportionately (after receipt by the Company of written notice and the expiration of a 20-day cure period); or

                 (ii) the taking of any action by the Company or any such subsidiary that would substantially diminish the aggregate value of the benefits provided him or her under the Company's or such subsidiary's accident, disability, life insurance and any other employee benefit plans in which he or she was participating on the date of his or her execution of this Agreement, other than any such reduction which is (A) required by law, (B) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees of which the Management Securityholder is a member proportionately or (C) generally applicable to all beneficiaries of such plans (after receipt by the Company of written notice and a 20-day cure period).

                 Hayford Family Member: any of WJH, MLH or the lineal descendants of WJH and MLH.

                 IPO: an underwritten initial public offering of Common Stock after which such Common Stock will be listed and traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the National Association of Securities Dealers Automated Quotation System.

                 JPE Employment Agreement:  the Employment Agreement between
JPE and BWAY Corporation, dated January 1, 2000, as the same may be amended from time to time.

                 Merger Agreement: the Merger Agreement, dated as of September 30, 2002, by and among the Company, BCO Acquisition, Inc. and BWAY Corporation, as the same may be amended from time to time.

                 New Issue: (i) any shares of equity securities, whether authorized now or not; (ii) any rights, options or warrants to purchase shares of Common Stock; and (iii) any securities that are, or may become, convertible into or exchangeable for Common Stock; provided that, the term "New Issue" does not include: (A) shares of Common Stock that are issuable upon the exercise of Exchange Options; (B) any securities offered to the public pursuant to a registration statement approved by the Board and filed pursuant to the Securities Act; (C) any securities issued in connection with the acquisition of another Person by the Company by merger, stock purchase, purchase of substantially all the assets of such Person or otherwise or other reorganization approved by the Board; (D) any securities issued in connection with any borrowings, direct or indirect, from financial institutions by the Company that are approved by the Board, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (E) any securities issued in connection with any equipment leases that are approved by the Board; (F) any securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option plan, stock purchase plan, stock bonus arrangement or other similar plan approved by the Board; and (G) any securities issued in connection with any stock split, reverse stock split, stock dividend, merger, recapitalization or other similar event if an adjustment has been made to the shares held by all Preemptive Rights Holders as a result of such event.

                 Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 Registration: the closing of a public offering pursuant to an effective registration statement under the Securities Act.

                 Registration Rights Agreement: the Registration Rights Agreement, dated as of the date hereof, as the same may be amended from time to time, among the parties hereto.

                 Rollover Securities: any shares of Common Stock that were acquired by a Continuing Stockholder pursuant to an Exchange Agreement and/or the exercise of Exchange Options.

                 Securities:  any shares of Common Stock or Exchange Options.

                 Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

                 Stock Incentive Plan: the BCO Holding Company Stock Incentive Plan, as in effect and as amended from time to time.

                 Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

                 Third Party Investor: any Person other than an Affiliate of Kelso.

                 Transfer: any direct or indirect sale, assignment, mortgage, transfer, gift, pledge or other form of disposal.

                 IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

                                       BCO HOLDING COMPANY


                                       By: /s/ James J. Connors II
                                           -------------------------------------
                                       Name: James J. Connors II
                                       Title: Vice President and Secretary


                                       KELSO INVESTMENT ASSOCIATES VI, L.P.

                                       By: Kelso GP VI, LLC.,
                                           its general partner


                                       By: /s/ David I. Wahrhaftig
                                           -------------------------------------
                                       Name:  David I. Wahrhaftig
                                       Title: Managing Member


                                       KEP VI, LLC

                                       By: /s/ David I. Wahrhaftig
                                           -------------------------------------
                                       Name: David I. Wahrhaftig
                                       Title: Managing Member


                                       /s/ Warren J. Hayford
                                       -----------------------------------------
                                       Warren J. Hayford


                                       /s/ Mary Lou Hayford
                                       -----------------------------------------
                                       Mary Lou Hayford


                                       /s/ Jean-Pierre Ergas
                                       -----------------------------------------
                                       Jean-Pierre Ergas

                                       /s/ Thomas N. Eagleson
                                       -----------------------------------------
                                       Thomas N. Eagleson


                                       /s/ Kevin C. Kern
                                       -----------------------------------------
                                       Kevin C. Kern


                                       /s/ Jeffrey M. O'Connell
                                       -----------------------------------------
                                       Jeffrey M. O'Connell


                                       /s/ Kenneth M. Roessler
                                       -----------------------------------------
                                       Kenneth M. Roessler

                                       MAGNETITE ASSET INVESTORS III L.L.C.

                                       By: BLACKROCK FINANCIAL
                                           MANAGEMENT, INC.
                                           As Managing Member


                                       By: /s/ Dennis M. Schaney
                                           -------------------------------------
                                       Name: Dennis M. Schaney
                                       Title: Managing Director

                                                                      Exhibit A

                                 SPOUSAL WAIVER

                 [INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which she may acquire with respect to the disposition, voting or control of the Securities subject to the Securityholders Agreement of BCO Holding Company, dated as of February 7, 2003, as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Securities.


                                            -------------------------
                                            Name: